Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-186780) of Windstream Corporation of our report dated June 21, 2013, relating to the financial statements and supplemental schedule of the Windstream 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
June 21, 2013